United States
Securities and Exchange Commission
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Materials Pursuant to §240.14a-12

Bonds.com Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BONDS.COM GROUP, INC.
1515 S. Federal Highway, Suite 212
Boca Raton, Florida 33432
(561) 953-5343

April 30, 2010

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bonds.com Group, Inc. to be held on Tuesday, May 25, 2010 at 10:00 a.m., local time, at the offices of Bracewell & Giuliani LLP, 1251 Avenue of the Americas, 49th Floor, New York, New York 10020.

The formal notice of the annual meeting and a proxy statement describing the matters to be acted upon at the annual meeting are contained in the following pages.

Enclosed is a proxy that enables you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend the annual meeting.  If you wish to vote in accordance with the Board of Directors’ recommendations, you need only mark, sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Stockholders also are entitled to vote on any other matter that properly comes before the annual meeting.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.  EVEN IF YOU PLAN TO ATTEND IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Sincerely,

Michael Sanderson
Co-Chairman of the Board and Chief Executive Officer

BONDS.COM GROUP, INC.
1515 S. Federal Highway, Suite 212
Boca Raton, Florida 33432
(561) 953-5343

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Bonds.com Group, Inc. (the “Company”) will be held at the offices of Bracewell & Giuliani LLP, 1251 Avenue of the Americas, 49th Floor, New York, New York, 10020, on Tuesday, May 25, 2010, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors to hold office for terms ending at the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on April 27, 2010, the record date for the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Information relating to the proposals described above is set forth in the accompanying Proxy Statement dated April 30, 2010. Please carefully review the information contained in the Proxy Statement.

Stockholders are cordially invited to attend the Annual Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided.

By Order of the Board of Directors,

/s/ Michael Sanderson
Michael Sanderson
Co-Chairman and Chief Executive Officer
New York, New York
April 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on May 25, 2010: This Proxy Statement and our 2009 Annual Report on Form 10-K for the
year ended December 31, 2009 are available at www.bondsgroupinc.com/pdf/sec/2010ProxyStatement.pdf.

BONDS.COM GROUP, INC.
1515 S. Federal Highway, Suite 212
Boca Raton, Florida 33432
(561) 953-5343

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010

To Our Stockholders:

This proxy statement is furnished to the holders of the common stock of Bonds.com Group, Inc., a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies for use at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the offices of Bracewell & Giuliani LLP, 1251 Avenue of the Americas, 49th Floor, New York, New York, 10020, on Tuesday, May 25, 2010, at 10:00 a.m., local time, and at any adjournments or postponements thereof.  The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, each as described in this proxy statement.  The proxy materials, including this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders, are first being mailed to stockholders beginning on or about May 1, 2010.  At the Annual Meeting, the holders of record of the Company’s common stock as of April 27, 2010 will be asked to consider and vote upon the following proposals: (1) to elect seven directors, each to serve until the 2011 Annual Meeting of Stockholders and until his respective successor is elected and qualified, and (2) to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

GENERAL INFORMATION

In this proxy statement, the words the “Company,” “we,” “our” and “us” refer to Bonds.com Group, Inc., a Delaware corporation, and, as the context requires, its direct and indirect subsidiaries.

Solicitation

The enclosed proxy is being solicited by the Board of Directors.  In addition to solicitations by mail, solicitations may be made by personal interview, telephone and facsimile transmission by our directors and officers.  No additional compensation will be paid to our directors and officers for the solicitation of proxies.  All costs of the solicitation will be paid solely by the Company.  We will reimburse banks, brokers and others holding shares in their names or the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the beneficial owners of such shares.

Voting Rights and Votes Required

Holders of record of shares of the Company’s common stock at the close of business on April 27, 2010, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.  On the record date, approximately 76,593,154 shares of the Company’s common stock were outstanding.  The presence, in person or by proxy, of holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the

Annual Meeting.  Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each share of the Company’s common stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting.  The affirmative vote of a plurality of all of the votes cast at the Annual Meeting for the election of a director (assuming a quorum is present) is necessary for the election of directors.  For purposes of the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Voting of Proxies

Shares of the Company’s common stock represented by all properly executed proxies received prior to the vote at the Annual Meeting will be voted as specified in the proxy.  Unless contrary instructions are indicated on the proxy, the shares of the Company’s common stock represented by such proxy will be voted “FOR” the election of each of Edwin L. Knetzger, III, Michael Sanderson, John Barry, III, John J. Barry, IV, David Bensol, Jeffrey M. Chertoff and George P. Jameson as directors of the Company. We currently know of no other business to be brought before the Annual Meeting other than as described herein.  If any other matters are presented properly to the stockholders for action at the Annual Meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed proxy intend to vote in their discretion on all matters on which the shares of the Company’s common stock represented by such proxy are entitled to vote.

The stockholders of the Company have no dissenters’ rights or appraisal rights in connection with any of the proposals described herein.

Revocability of Proxies

You can change your vote at any time before the vote is taken at the Annual Meeting.  You can do this in one of three ways.  First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy.  Second, you can complete and submit a new proxy card dated later than your original proxy card.  If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of the Company.  The Secretary of the Company must receive the notice or new proxy card before the vote is taken at the Annual Meeting.  Third, you can attend the Annual Meeting and vote in person.  Simply attending the Annual Meeting, however, will not revoke your proxy.  If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Stockholder Communications to the Board of Directors; Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.  The Annual Report contains financial and other information about the activities of the Company, including consolidated financial statements for the year ended December 31, 2009.  The Annual Report is not incorporated into this Proxy Statement or considered part of the proxy materials.

Stockholders and other interested parties may contact the Board of Directors, any individual directors (including independent directors) or any group or committee of directors (including committee chairs) by mail.  To communicate via mail with the Board of Directors, any individual directors

(including independent directors) or any group or committee of directors (including committee chairs), correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title.  All such correspondence should be sent “c/o Corporate Secretary” at 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Secretary for the sole purpose of determining whether the contents represent a message to our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to the Board of Directors or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Upon written request addressed to the Secretary of the Company, copies of the Annual Report on Form 10-K will be furnished, without exhibits, without charge to any person whose proxy is being solicited in connection with this proxy statement.  Requests and inquiries should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to a one-year term expiring at the 2011 Annual Meeting of Stockholders.  Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board of Directors’ nominees, Edwin L. Knetzger, III, Michael Sanderson, John Barry III, John J. Barry, IV, David S. Bensol, Jeffrey M. Chertoff and George P. Jameson.  Neither management nor the Board of Directors knows of any reason why such nominees would be unavailable to serve as a director.  Discretionary authority may be exercised by the proxy holders named in the enclosed proxy to vote for a nominee proposed by the Board of Directors if any of them becomes unavailable for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. KNETZGER, SANDERSON, BARRY, BARRY, BENSOL, CHERTOFF AND JAMESON AS DIRECTORS OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Certain information with respect to our nominees for election as directors and our executive officers, as of April 30, 2010, appears below and was furnished in part by each such person.

Name	Age	First Elected	Position(s) Held with the Company

Edwin L. Knetzger, III	60	August 2009	Co-Chairman of the Board of Directors; Chairman of the Corporate Governance and Nominating Committee and Member of the Compensation Committee
Michael Sanderson	67	December 2009	Co-Chairman of the Board of Directors and Chief Executive Officer
John Barry, III	64	December 2007	Director
John J. Barry, IV	38	October 2005	Director
David S. Bensol	53	September 2008	Independent Director; Chairman of the Compensation Committee and Member of the Audit Committee and the Corporate Governance and Nominating Committee

Name	Age	First Elected	Position(s) Held with the Company

Jeffrey M. Chertoff	55	February 2010	Director and Chief Financial Officer
George P. Jameson	61	April 2010	Independent Director; Chairman of the Audit Committee and Member of the Compensation Committee and the Corporate Governance and Nominating Committee
Christopher Loughlin	37	December 2007	Chief Operating Officer and Secretary
Joseph Nikolson	41	March 2009	Executive Vice President

Edwin L. Knetzger, III is Co-Chairman of our Board of Directors.  Mr. Knetzger is one of the co-founders of Greenwich Capital Markets, Inc., a leading fixed income institutional investor, where he previously served at various times as President, Chief Executive Officer and Chairman from 1981 to 2003.  Prior to joining Greenwich Capital Markets, Inc., Mr. Knetzger was employed by Kidder Peabody & Company where he served as Co-Manager and Head Trader of the Government Bond Trading Department from 1975 to 1980.  Mr. Knetzger is a member of the board of directors of Morgan’s Hotel Group (NASDAQ: MHGC).  Mr. Knetzger also serves on the boards of Paul Newman's The Hole In The Wall Gang Camp, The Hole In The Wall Gang Association, which are non-profit organizations for children and families afflicted by cancer and serious blood diseases.  Mr. Knetzger received a Bachelor of Arts and a Master of Business Administration from University of Virginia.

Michael Sanderson joined the Company on December 31, 2009 as the Chief Operating Officer for our New York, New York office and our BondStation Pro line of business, as well as the Co-Chairman of the Board of Directors.  He was appointed Chief Executive Officer on February 26, 2010.  Prior to joining the Company, Mr. Sanderson served as Executive Director of Laidlaw & Company (UK) Ltd., an investment banking and advisory firm.  He began his career at Merrill Lynch where he spent 23 years in roles including serving as Chairman and CEO of Merrill Lynch Canada.  Subsequent to his years at Merrill Lynch, Mr. Sanderson was CEO of Instinet, Inc. and later became Chairman & CEO of Reuters Americas. Mr. Sanderson has also held leadership positions at Market XT and served as CEO of NASDAQ Europe, where he also served on the Board of Directors. Mr. Sanderson is a graduate of Brown University and received his Masters (MA) from Oxford University.

John Barry, III has been a director of the Company since December 2007.  Mr. Barry started his career in the fixed income markets in 1970, working at American Security and Trust as a portfolio manager.  In 1974 he went to work at NCNB in Charlotte, North Carolina.  There he ran funding for the corporation.  In 1976, he joined Goldman Sachs and spent his career working with major fixed income institutions.  He retired from Goldman Sachs in 1997.  In 2000 he came out of retirement to work at Amherst Securities as a managing director/partner and office principal.  In August 2002, he moved to Sovereign Bank where he was the office principal until August 2005.  Mr. Barry graduated from Georgetown University in 1967 with a Bachelor degree in Business, majoring in Finance.

John J. Barry, IV  has been a director of the Company since December 2007.  Mr. Barry was our President and Chief Executive Officer from December 2007 until February 2010 and our Vice Chairman and Chief Strategic Officer from February 2010 until April 2010.  Mr. Barry has over 15 years of experience in developing trading operations from the start up phase to a profitable mature business operation.  Mr. Barry began his career in 1994 with G.X. Clarke, a government and agency bond dealer. From 1995 to August of 2000, Mr. Barry was employed by the broker-dealer services division of ABN-Amro–LaSalle National Bank in Boca Raton, Florida, where he served as an underwriter and trader of callable structured debt designed for retail and smaller institutions.  From 2000 to August 2002, Mr. Barry was employed by Amherst Securities as managing director/division head/partner where he was solely responsible for creating an agency trading division.  From August 2002 to August 2005, Mr. Barry was employed by Sovereign Bank as managing director/division head to increase its sales and trading product mix within its Securities Corporation.  Mr. Barry founded Bonds.com in October of 2005. Mr. Barry graduated in 1994 with a Bachelor of Science degree in Psychology from Georgetown University.

David S. Bensol has been a director of the Company since September 2008.  Mr. Bensol has been President of Bensol Realty Corp., a commercial real estate company, since 1978, and a management consultant since January 2000.  Mr. Bensol was the former CEO of Critical Home Care, a home medical equipment provider, which merged with Arcadia Resources, Inc.  Mr. Bensol is a member of the Board of Directors of NutraCea (OTCBB: NRTZ), and is a member of its Compensation and Audit Committees. Mr. Bensol was the Executive Vice President and Director of Arcadia Resources, Inc. from May 2004 until his resignation from those positions in December 2004.  In 2000, Mr. Bensol founded what eventually became Critical Home Care, through a series of acquisitions and mergers.  Mr. Bensol is a member of the Board of Directors of NutraCea (OTCBB: NRTZ), and is a member of its Compensation and Audit Committees. Mr. Bensol received a BS Pharm. from St. Johns University, New York, and became a registered pharmacist in 1978.

Jeffrey M. Chertoff joined our Board of Directors on February 26, 2010, and was appointed as our Chief Financial Officer on March 26, 2010.  Mr. Chertoff was a Managing Director and Chief Financial Officer of StoneCastle Partners LLC, an asset manager with over $3.1 billion under management that focuses its investments on U.S. community banks, from 2007 until March 2010.  Prior to joining StoneCastle Partners, LLC, Mr. Chertoff was Chief Financial Officer and Senior VP of Labranche & Co. Inc. (NYSE: LAB), which provides liquidity and execution services in publicly traded securities, from 2005 to 2006.  Mr. Chertoff also served as Chief Financial Officer and Senior VP of Cantor Fitzgerald – ESpeed, Inc. (NASDAQ: ESPD) from 2002 to 2004.  Mr. Chertoff is a past President of the Financial Management Division of the Securities Industry Association (now known as SIFMA).  Mr. Chertoff has a B.B.A from Bernard M. Baruch College and is a C.P.A.

George P. Jameson has been a director of the Company since April 2010.  Mr. Jameson is one of the founding partners of Dearborn Partners LLC, an investment management company, and has been its Chief Financial Officer and Chief Administrative Office since 1997.  Mr. Jameson formerly served as the head of fixed income sales for Goldman Sachs & Co., First Chicago Capital Markets, and Nesbitt-Burns Securities Inc.  Since October 2007, Mr. Jameson has been a member of the Board of Directors of Sceptre Investment Management Counsel Ltd, a Canadian investment manager traded on the Toronto Stock Exchange under the symbol “SZ,” and also a member of its Compensation Committee.  Mr. Jameson received a B.S. Industrial Management in 1970 from Georgia Tech University and an MBA in 1976 from Emory University.

Christopher Loughlin has been our Chief Operating Officer since December 2007.  He has also been our Secretary since December 2008.  From April 2004 to December 2007, Mr. Loughlin was employed by Keane Inc., a provider of business and technology consulting services for several industries. His employment with Keane began in April 2004 at its predecessor company NetNumina Inc., where he served as Senior Manager until April 2005 and then as Client Partner until April 2006, when NetNumina was acquired by Keane.  Shortly after such acquisition, Mr. Loughlin became Managing Director of Keane through May 2007 and then Vice President and Managing Director until December 2007.  Mr. Loughlin received a B.S. in Economics and Finance from Bentley College and an MBA from the McCallum School in International Business.

Joseph Nikolson was appointed Executive Vice President of the Company and President of Bonds.com, Inc. in March of 2009.  Prior to joining the Company, Mr. Nikolson served as Chief Growth Officer of TradeStation Group, Inc. (“TradeStation”) from February 2007 until January of 2009, and also served as President of TradeStation Securities, TradeStation’s principal operating subsidiary from May of 2003 until January of 2009. Mr. Nikolson served as Chief Operating Officer of TradeStation Securities from December 2000 through April 2003 and, from January 1999 through December 2000, served in various roles, including Chief Compliance Officer, at OnlineTrading.com, the predecessor to TradeStation Securities. Mr. Nikolson previously served as a director of TradeStation Europe Limited, and as TradeStation Securities’ membership representative at the Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. Mr. Nikolson received his bachelor’s and master’s degrees in Finance from Cleveland State University, and completed post-graduate research in International Finance at Kent State University.

The size and composition of our Board is the subject of detailed voting arrangements among the Company and certain of our stockholders.  Such voting arrangements are described in detail elsewhere in this Proxy Statement and in our other public filings with the Securities and Exchange Commission. In addition to those voting arrangements, the Board considered the following experience and attributes of Messrs. Knetzger, Sanderson, Barry, Barry, Bensol, Chertoff and Jameson:

Edwin L. Knetzger, III

●	Leadership and operating experience in the fixed income securities industry, including as co-founder, President, Chief Executive Officer and Chairman of Greenwich Capital Markets, Inc.

●	Outside board of director experience as a director of Morgan’s Hotel Group (NASDAQ: MHGC).

●	Affiliation with a significant investor in the Company.

Michael Sanderson

●	Leadership experience building and operating trading platforms, including notably as the Chief Executive Officer of Instinet, Inc.

●
Leadership and operating experience in the financial industry, including as Chairman and CEO of Merrill Lynch Canada, Chairman and CEO of Reuters Americas and CEO of NASDAQ Europe, where he also served on the Board of Directors.

John Barry, III

●	Leadership and operating experience in the fixed income securities industry, including with Goldman Sachs and as a managing director and partner of Amherst Securities.

●	Knowledge of the Company and its business as an original investor.

John J. Barry, IV

●	Background and experience in fixed income securities sales and trading operations.

●	Knowledge of the Company and its business as its founder.

David S. Bensol

●	Leadership and operating experience, including as Chief Executive Officer of Critical Home Care and Executive Vice President and Director of Arcadia Resources, Inc.

●	Valuable contacts and relationships with industry participants.

Jeffrey M. Chertoff

●
Leadership, financing and accounting experience in the financial industry, including as Managing Director and Chief Financial Officer of StoneCastle Partners LLC, Chief Financial Officer and Senior VP of Labranche & Co. Inc. (NYSE: LAB), and Chief Financial Officer and Senior VP of Cantor Fitzgerald – ESpeed, Inc. (NASDAQ: ESPD) from 2002 to 2004.

●	Leadership in a prominent industry organization as a past President of the Financial Management Division of the Securities Industry Association (now known as SIFMA).

George P. Jameson

●
Leadership and operating experience in the fixed income securities industry, including with Goldman Sachs, First Chicago Capital Markets, BMO Nesbitt Burns Securities and as co-founder and managing director of Dearborn Partners LLC.

●	Outside board of director experience as a director of Sceptre Investment Counsel Ltd, Toronto, ON (TSX: SZ).

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our by-laws.

Family Relationships

John Barry, III, one of our directors, and John J. Barry, IV, also a director, are father and son. There are no other family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Voting Arrangements

John J. Barry, III and Holly A.W. Barry, Duncan Family, LLC (an affiliate of John Barry, III), Otis Angel LLC (an affiliate of John J. Barry, IV), Siesta Capital LLC (an affiliate of John J. Barry, IV), the John J. Barry Revocable Trust u/a/d November 9, 2001, and Bond Partners LLC (an affiliate of John J. Barry, IV) (collectively, the “Majority Stockholders”) and Fund Holdings LLC are parties to a Voting Agreement, dated December 31, 2009 (the “Voting Agreement”).

Pursuant to the Voting Agreement, the Majority Stockholders are obligated to vote their voting shares (1) for the nomination and election of Edwin L. Knetzger, III and Michael Sanderson as directors of the Company, (2) for the election of nominees proposed for election as independent directors by the Board’s Corporate Governance and Nominating Committee, and (3) against the removal of Mr. Knetzger and Mr. Sanderson other than for malfeasance.  Additionally, Fund Holdings LLC is obligated to vote its voting shares for the nomination and election of John Barry, III and John J. Barry, IV as directors of the Company and against their removal other than for malfeasance.

 The Voting Agreement prohibits the Majority Stockholders from transferring any of their voting shares except for certain permitted transfers and in connection with any merger, consolidation, tender offer or other similar transaction involving an acquisition of all or substantially all of the capital stock of the Company.  The permitted transfers include (1) any transfer after which the Majority Stockholders and Fund Holdings LLC still own a majority of the then-outstanding shares of the Company’s voting stock, (2) any transfer during any period in which, for the immediately preceding two month period, the Company’s Common Stock traded at an average daily price per share of at least $1.50 and the average daily trading volume was at least 50,000 shares, (3) transfers in connection with strategic transactions in which the Company receives assets or other consideration the value of which, as determined in good faith by a majority of the Company’s directors (other than John Barry, III and John J. Barry, IV), equals or exceeds the fair market value of the voting shares transferred, and (4) transfers to affiliates or family members or by gift, will or intestacy, including, without limitation, transfers by gift, will or intestacy to family members of such Majority Stockholder or to a settlement or trust established under the laws of any country; provided, that in the event of any permitted transfer described in items (3) or (4), the transferee shall enter into a similar voting agreement.

The Voting Agreement will terminate automatically on the earlier of (1) at any time by mutual agreement between Fund Holdings LLC and the Majority Stockholders, (2) December 31, 2012, (3) the date on which Fund Holdings LLC no longer owns at least 10% of the shares held by it on the date of the Voting Agreement, and (4) the date on which the Majority Stockholders no longer collectively own at least 10% of the shares held by them on the date of the Voting Agreement.

Additionally, on February 26, 2010, the Company, John Barry, III, Holly A. W. Barry and John J. Barry, IV executed a letter agreement (the “Letter Agreement”).  The Letter Agreement requires John Barry, III, Holly A. W. Barry and John J. Barry, IV to vote or cause to be voted all shares of Common Stock directly or indirectly beneficially owned or controlled by them in favor of the nomination and election of Jeffrey M. Chertoff and David S. Bensol, against the removal of Messrs. Chertoff and Bensol (other than for malfeasance or unless unanimously agreed by the Board), against the addition of any other director to the Board other than those presently on the Board and certain replacements, and against the increase of the size of the Board to more than seven members.  Mr. Jameson was originally elected to the Board pursuant to rights granted to Messrs. Barry and Barry under the Letter Agreement. Pursuant to the Letter Agreement, the Company also agreed not to increase the size of the Board to more than seven members without the unanimous consent of the Board.  John Barry, III, Holly A. W. Barry and John J. Barry, IV granted a proxy to each director of the Company as of the date of the Letter Agreement and their respective affiliates to vote their shares of Common Stock consistent with the foregoing provisions of the Letter Agreement.  These voting arrangements expire in February 2013.  The Letter Agreement is described in more detail below under “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

CORPORATE GOVERNANCE

Director Independence

Currently, the Company is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.  Our Corporate Governance Guidelines, available on our website at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” provide that our Board of Directors shall include one or more directors who are neither officers or employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the listing requirements of either the New York Stock Exchange (“NYSE”) or The NASDAQ Stock Market (“NASDAQ”) or under such other requirements as may be established by our Board of Directors from time to time.

The Board of Directors has determined that each of David S. Bensol and George P. Jameson are independent under the current NYSE and NASDAQ listing standards and the other requirements of our Corporate Governance Guidelines.  In making this determination, the Board of Directors evaluated whether there exists any transactions, relationships or arrangements between these individuals and the Company and determined that no material transactions, relationships or arrangements exist between the Company and any of the independent directors.

Meetings of the Board of Directors

The Board of Directors held eleven meetings in 2009.  During 2009, no director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of any committee of the Board of Directors on which he was a member.  The Company invites the Board of Directors to its annual stockholders meeting, but does not require them to attend.

Board Committees

Currently, the Company is a smaller reporting company whose common stock is authorized for quotation on the OTC Bulletin Board and is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the establishment and maintenance of any standing committees.  Nevertheless, the Board of Directors currently has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee of the Board of Directors held four meetings in 2009.  The Audit Committee currently consists of two members: Messrs. Jameson (Chairman) and Bensol.  The Audit Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix A and is available on the Company’s website at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and considers the range of audit and non-audit fees.  The Board of Directors has determined that each member of the Audit Committee is “independent,” as that term is defined under NYSE and NASDAQ listing standards.  The Audit Committee does not have an independent director who is acting as our “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Company is not subject to the requirements that it have an audit committee financial expert.  The Board has determined, however, that the members of the Audit Committee are able to read and understand fundamental financial statements and have substantial business experience that results in their financial sophistication.  Accordingly, the board believes that the members of the audit committee have the sufficient knowledge and experience necessary to fulfill their duties and obligations required to serve on the Audit Committee.  In light of the foregoing and practical considerations related to the Company’s size and stage or development, the Company does not believe it needs an audit committee financial expert at this time.

Compensation Committee

The Compensation Committee of the Board of Directors held no separate meetings in 2009.  Messrs. Bensol (Chairman), Knetzger and Jameson are the current members of this committee. The Board of Directors has determined that two of the three members of the Compensation Committee (Messrs. Bensol and Jameson) are “independent,” as that term is defined in the under both NYSE and NASDAQ listing standards.  The third member of the Compensation Committee (Mr. Knetzger) is a non-employee director.  The Compensation Committee determines compensation for the Chief Executive Officer and other executive officers of the Company.  The Compensation Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix B and is available on the Company’s website at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

The Compensation Committee evaluates the Chief Executive Officer’s and other executive officer’s performance annually, and determines and approves the Chief Executive Officer’s and other executive officer’s compensation levels based on those evaluations.

The Compensation Committee has not retained compensation consultants in determining or recommending executive or director compensation, although it has authority to do so pursuant to its written charter (including sole authority to retain compensation consultants to assist it and to authorize their fees and other engagement terms).

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors held no separate meetings in 2009.  Messrs. Knetzger (Chairman), Bensol and Jameson are the current members of this committee.  The Board of Directors has determined that two of the three members of the Compensation Committee (Messrs. Bensol and Jameson) are “independent,” as that term is defined in the under both NYSE and NASDAQ listing standards.  The third member of the Compensation Committee (Mr. Knetzger) is a non-employee director.  The Corporate Governance and Nominating Committee recommends individuals for election to the board of directors for vote by the stockholders at the annual meeting.  The Corporate Governance and Nominating Committee has adopted a written charter, a copy of which is annexed to this proxy statement as Appendix C and is available on the Company’s website at www.bondsgroupin.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

The size and composition of the Company’s Board is the subject of detailed voting arrangements described elsewhere in this proxy statement.  In addition to considering the impact and requirements of these voting arrangements, the Corporate Governance and Nominating Committee expects to fulfill its responsibility for nominating directors by reviewing the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and work with the full Board, management and others in identifying and attracting candidates with those qualifications.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders.  To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Secretary of the Company at 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432 and must be received by the Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

Nominees may be suggested by directors, members of management, or stockholders (as discussed above).  In identifying and considering each potential candidate for nomination to the Board of Directors (including those recommended by stockholders), the Corporate Governance and Nominating Committee considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, the nominee’s judgment, integrity, independence, understanding of the Company’s business or other related industries, quality of experience, the needs of the Company, the range of talent and experience already represented on the Board of Directors, and such other factors it determines are pertinent in light of the then current needs of the Board.  The Corporate Governance and Nominating Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

Code of Ethics

The Company has adopted a “Code of Business Conduct and Ethics,” which applies to the Board of Directors and the Company’s officers and employees (the “Code of Ethics”).  The Code of Ethics is intended to focus the Board of Directors, the individual directors and the Company’s executive officers and employees on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability.  The Code of Ethics covers areas of personal conduct relating to service on the Board of Directors and as an executive officer or employee of the Company, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with laws and regulations and oversight of ethics and compliance by employees of the Company.

The full text of both the Code of Ethics is available on the Company’s website, at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person.  Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which provide guidelines on director qualifications and expectations, responsibilities of key board committees, director compensation, and other subjects concerning corporate governance.  The full text of the Corporate Governance Guidelines are available on the Company’s website, at www.bondsgroupinc.com under the headings “Investor Relations/Corporate Governance” or in print upon written request addressed to the Secretary of the Company, without charge to any person. Requests should be addressed to Bonds.com Group, Inc., Attn: Secretary, 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

Board Leadership Structure

Our Chief Executive Officer is a Co-Chairman of our Board.  Additionally, a non-employee director serves as our other Co-Chairman.  Neither of our Co-Chairmen are independent directors under the listing standards of the NYSE or NASDAQ.  Currently, our Board is comprised of seven directors, two of whom satisfy such independence standards.  Accordingly, we have not formally appointed a lead independent director.  We are not currently subject to any requirements that a majority of our Board be comprised of independent directors.  However, a majority of our Board is comprised of non-employee directors. Additionally, the Company and certain of our stockholders are subject to agreements regarding the size and composition of our Board of Directors (which are described elsewhere in this proxy statement).  In light of these factors, and based on our size and stage of development, we believe that our Board leadership structure is appropriate for the time being.  As the Company grows, we anticipate adding additional independent directors.  Ultimately, we anticipate that we will have a majority of independent directors, including a lead independent director or an independent director as the Chairman of our Board.

Board Role in Risk Oversight

Our Board of Directors has delegated responsibility for risk oversight to our Audit Committee. We anticipate that our Audit Committee will work with management to identify, monitor and address key risks, and that management or our Audit Committee will periodically report to the Board on these matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (“10% owners”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of copies of the reports furnished to us and representations that no other reports were required to be filed during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% owners were met, except that: (1) Christopher D. Moody did not timely file a required Form 5 in February 2009, but the Form 5 was subsequently filed in March 2009, (2) Joseph Nikolson did not timely file a required Form 3 in March 2009, but the Form 3 was filed subsequently filed in May 2009, (3) Holly A.W. Barry did not timely file a required Form 3 in March 2009, but the Form 3 was subsequently filed in May 2009, (4) Fund Holdings LLC and Edwin L. Knetzger, III each did not timely file a Form 3 in September 2009, but the Form 3’s were subsequently filed later in September 2009, and (5) Fund Holdings LLC and Edwin L. Knetzger, III each did not timely file a Form 4 in November 2009, but the Form 4’s were subsequently filed later in November 2009.

EXECUTIVE COMPENSATION

The following table sets forth, in summary form, the compensation for the fiscal years ended December 31, 2009 and December 31, 2008 of our Chief Executive Officer, Chief Operating Officer and Executive Vice President who constitute all of the Company’s “Named Executive Officers” for such fiscal years pursuant to Securities and Exchange Commission rules.

BONDS.COM GROUP, INC.
2009 AND 2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)

John J. Barry, IV	2009	$220,500	—	—	$244,362	—	—	$30,000	(2)	$494,862
Former Chief Executive Officer and President (1)	2008	64,054	—	—	—	—	—	—		64,05

Christopher Loughlin	2009	$187,500	—	—	$429,542	—	—	$7,800		$624,842
Chief Operating Officer (3)	2008	150,000	$2,500	—	—	—	—	—		152.500

Joseph Nikolson	2009	$156,250	—	—	$306,407	—	—	$6,000		$468,657
Executive Vice President (4)	2008	—	—	—	—	—	—	—		—

(1)
Mr. Barry was our Chief Executive Officer and President until February 26, 2010 and our Chief Strategic Officer and Vice Chairman until April 2010, when he resigned from those positions.  The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2009 and 2008 in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 18 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009.  Prior to February 26, 2010, the Company and Mr. Barry were parties to an employment agreement that is described below under “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(2)	Comprised of a $4,000 per month housing allowance and a $1,000 per month automobile allowance for a period of six months.

(3)
Mr. Loughlin currently is paid a salary of $29,063 per month and receives an auto allowance of $1,300 per month.    The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2009 and 2008 in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 18 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009.   The Company and Mr. Loughlin are parties to an employment agreement that is described below under “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

(4)
Mr. Nikolson currently is paid a salary of $25,833 per month and receives an auto allowance of $1,000 per month.    The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2009 and 2008 in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 18 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009.   The Company and Mr. Nikolson are parties to an employment agreement that is described below under “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.”

Outstanding Equity Awards at Fiscal Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

John J. Barry, IV (1) (2)	$800,000	$1,700,000	$0.375	07/07/2019
Christopher Loughlin (3)	1,406,250	2,343,750	$0.375	07/07/2019
Joseph Nikolson (4)	1,003,125	1,671,875	$0.375	07/07/2019

(1)	In connection with Mr. Barry’s option grant of 2,500,000 shares, 20% or 500,000 shares vested on board approval (July 7, 2009) and 150,000 shares vest every three months thereafter.

(2)
In connection with Mr. Barry’s resignation as Chief Executive Officer, Mr. Barry’s entire unvested portion of this option became vested and exercisable on February 26, 2010, and Mr. Barry was awarded a fully vested option to purchase an additional 6,000,000 shares of common stock at $0.375 per share.

(3)	In connection with Mr. Loughlin’s option grant of 3,675,000 shares, 25% or 937,500 shares vested on board approval (July 7, 2009) and 234,375 shares vest every three months thereafter.

(4)	In connection with Mr. Nikolson’s option grant of 2,675,000 shares, 25% or 668,750 shares vested on board approval (July 7, 2009) and 167,187.5 shares vest every three months thereafter.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Contracts, Termination of Employment and Change–in-Control Arrangements

The Company entered into employment agreements (each, an “Employment Agreement” and together the “Employment Agreements”) with John J. Barry, IV, Christopher Loughlin and Joseph Nikolson (each, a “Named Executive,” and together, the “Named Executives”) effective as of July 7, 2009, and expiring on December 31, 2012.

       As discussed below and as further discussed under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” Mr. Barry’s Employment Agreement was terminated pursuant to a Letter Agreement dated February 26, 2010 entered into in connection with his resignation as Chief Executive Officer and President and his appointment as Chief Strategic Officer and Vice Chairman.  Prior to its termination, Mr. Barry’s Employment Agreement provided for an initial base salary of $250,000 per year, which was increased to $387,500 on January 1, 2010, and was to be further increased each year of the term thereafter.  Mr. Barry was also entitled to receive certain yearly performance-based bonus payments, within 45 days after the year end, based on the achievement by the Company of certain financial objectives. For the year ended December 31, 2009, Mr. Barry’s was entitled to receive a bonus equal to: 100% of his base salary upon achievement by the Company of gross revenues equal to

$5,000,000; 125% of base salary upon achievement by the Company of gross revenues equal to $7,500,000; 150% of base salary upon achievement by the Company of gross revenues equal to $10,000,000; and 200% of base salary upon achievement by the Company of gross revenues equal to $12,500,000. None of this performance bonus was earned in 2009.  For each other year of the term, the gross revenue targets or other performance metrics were to be mutually agreed upon by Mr. Barry and the Company prior to the start of each year.  Mr. Barry was entitled to an automobile allowance of $1,000 per month and, until June 30, 2010, a housing allowance of $4,000 per month.

Pursuant to the prior Employment Agreement, Mr. Barry was granted an option to purchase 2,500,000 shares of the Company’s common stock with an exercise price equal to $0.375.  Twenty percent of the shares underlying the option were fully vested as of the date of the Employment Agreement, and 125,000 shares of common stock were to vest every three months thereafter.  In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in Mr. Barry’s Employment Agreement, the stock option was to accelerate and become fully vested.  In the event of termination of Mr. Barry’s employment as a result of disability or death, Mr. Barry (or his estate) may exercise the option, to the extent it is vested, within six months from the termination date.  In the event Mr. Barry was terminated for “cause,” the option would terminate immediately upon such termination for “cause,” and the Company would have the right to repurchase any vested shares.  If Mr. Barry’s employment terminated for any other reason other than those listed above, the option could be exercised for ninety days after termination.  In connection with Mr. Barry’s resignation as Chief Executive Officer and President and pursuant to the letter agreement dated February 26, 2010, the Company agreed to vest all 2,500,000 shares of common stock subject to the option.

On February 26, 2010, we entered into a letter agreement with John J. Barry, IV, John Barry, III and Holly A.W. Barry (the “Letter Agreement”).  Among other things, the Letter Agreement provided for Mr. Barry’s transition from our Chief Executive Officer and President to our Vice Chairman and Chief Strategic Officer, and the termination of Mr. Barry’s Employment Agreement.  The Letter Agreement also set forth certain additional binding and nonbinding provisions, including the nonbinding provision that the Company and Mr. Barry would negotiate for a period of sixty days with respect to a new employment agreement for Mr. Barry and the binding provision that in the event the Company and Mr. Barry did not execute such new employment agreement within sixty days, Mr. Barry would be deemed to have resigned as Vice Chairman and Chief Strategic Officer.  The foregoing sixty day period ended on April 27, 2010 without the Company and Mr. Barry executing a new employment agreement.  Accordingly, as of April 27, 2010, Mr. Barry has resigned as our Vice Chairman and Chief Strategic Officer.  Pursuant to the Letter Agreement, Mr. Barry is now entitled to: (1) a payment of $300,000, $150,000 of which was previously paid, $75,000 is required to be paid on July 15, 2010, and $75,000 is required to be paid on December 1, 2010; and (2) additional payments equal to $900,000, which shall be paid to him over three years in equal monthly installments of $25,000 per month.  The Letter Agreement also contains a waiver by Mr. Barry in favor of the Company and an agreement by Mr. Barry not to compete with the Company, solicit any of the Company’s customers, employees or business partners or disparage the Company or its officers, directors, employees or shareholders for a period of six months from the date of his resignation.  The Letter Agreement is described in more detail above under “DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY – Voting Agreements” and below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Mr. Loughlin’s Employment Agreement provides for an initial base salary of $225,000 per year, which was increased to $348,750 on January 1, 2010, and is to be further increased each year of the term thereafter. Mr. Loughlin is also entitled to receive certain yearly performance-based bonus payments, within 45 days after the year end, based on the achievement by the Company of certain financial objectives. For the year ended December 31, 2009, Mr. Loughlin was entitled to receive a bonus equal to:

100% of his base salary upon achievement by the Company of gross revenues equal to $5,000,000; 125% of base salary upon achievement by the Company of gross revenues equal to $7,500,000; 150% of base salary upon achievement by the Company of gross revenues equal to $10,000,000; and 200% of base salary upon achievement by the Company of gross revenues equal to $12,500,000. None of this performance bonus was earned in 2009.  For each other year of the term, the gross revenue targets and/or other performance metrics are to be mutually agreed upon by Mr. Loughlin and the Company prior to the start of each year. Mr. Loughlin may also be entitled to a discretionary bonus at the option of the Board of Directors. Mr. Loughlin is entitled to an automobile allowance of $1,300 per month.

Mr. Loughlin was also granted an option to purchase 3,750,000 shares of the Company’s common stock with an exercise price equal to $0.375.  Twenty-five percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and 234,375 shares of common stock vest every three months thereafter. In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in Mr. Loughlin’s Employment Agreement, the stock option will accelerate and become fully vested. In the event of termination of Mr. Loughlin’s employment as a result of disability or death, Mr. Loughlin (or his estate) may exercise the option, to the extent he is vested, within six months from the termination date. In the event Mr. Loughlin is terminated for “cause,” the option shall terminate immediately upon such termination for “cause,” and the Company shall have the right to repurchase any vested shares. If Mr. Loughlin’s employment terminates for any other reason other than those listed above, the option may be exercised for ninety days after termination.

Mr. Nikolson’s Employment Agreement provides for an initial base salary of $200,000 per year, which was increased to $310,000 beginning on January 1, 2010, and further increased each year of the term thereafter. Mr. Nikolson is also entitled to receive certain yearly performance-based bonus payments, within 45 days after the year end, based on the achievement by the Company of certain financial objectives. For the year ended December 31, 2009, Mr. Nikolson shall receive a bonus equal to: 100% of his base salary upon achievement by the Company of gross revenues equal to $5,000,000; 125% of base salary upon achievement by the Company of gross revenues equal to $7,500,000; 150% of base salary upon achievement by the Company of gross revenues equal to $10,000,000; and 200% of base salary upon achievement by the Company of gross revenues equal to $12,500,000. None of this performance bonus was earned in 2009.  For each other year of the term, the gross revenue targets and/or other performance metrics are to be mutually agreed upon by Mr. Nikolson and the Company prior to the start of each year. Mr. Nikolson may also be entitled to a discretionary bonus at the option of the Board of Directors.  Mr. Nikolson is entitled to an automobile allowance of $1,000 per month.

Mr. Nikolson was also granted an option to purchase 2,675,000 shares of the Company’s common stock with an exercise price equal to $0.375, the fair market value (as determined by the Board of Directors) on the date of the grant. Twenty-five percent of the shares underlying the option are fully vested as of the date of the Employment Agreement, and 167,187.5 shares of common stock vest every three months thereafter.  In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in Mr. Nikolson’s Employment Agreement, the stock option will accelerate and become fully vested. In the event of termination of Mr. Nikolson’s employment as a result of disability or death, Mr. Nikolson (or his estate) may exercise the option, to the extent he is vested, within six months from the termination date. In the event Mr. Nikolson is terminated for “cause,” the option shall terminate immediately upon such termination for “cause,” and the Company shall have the right to repurchase any vested shares.  If Mr. Nikolson’s employment terminates for any other reason other than those listed above, the option may be exercised for ninety days after termination.

Pursuant to the Employment Agreements, the Company may terminate each Named Executive’s employment with or without cause. In the event of the termination of employment by the Company without “cause” or by the Executive for “good reason,” as such terms are defined in their respective Employment Agreements, each Executive is entitled to a severance payment equal to two (2) times the greater of: (a) their respective compensation received in the full calendar year prior to termination; or (b) their respective compensation received and to be received in the calendar year in which the termination occurred, assuming that the Company achieved the maximum gross revenue targets or other performance metrics for such year and the Executive would therefore be entitled to receive the highest bonus amount agreed to by the Company and the Executive. The Company shall also continue to provide health benefits to the Executive and his eligible dependents, for the greater of (x) the remainder of the term of the Employment Agreement or (y) twelve (12) months. In addition, the stock option granted to each Executive will accelerate and become fully vested.  In each of Mr. Loughlin and Mr. Nikolson’s Employment Agreements, termination by each of them for “good reason” includes, among others, a “change of control” of the Company. The term “change of control” includes, among other things, the occurrence of a transaction or a series of transactions that result(s) in John Barry III and John Barry IV, collectively, owning less than a majority of the Company’s outstanding capital stock.

If the Executive’s employment is terminated by the Company for “cause” or by the Executive without “good reason,” the Executive is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.

Each of the Executives has agreed not to compete with the Company’s business during his employment and for a period of six months thereafter.

DIRECTOR COMPENSATION

Compensation of Directors

In July 2009, David S. Bensol was granted 500,000 stock options as compensation for his services performed as a member of the Board of Directors.  He also received a payment of $75,000 in February 2010 for services rendered during 2009.  Edwin L. Knetzger, III received 500,000 stock options that vested immediately upon his membership to the Board of Directors as Chairman in September 2009.  During the year ended December 31, 2009, the Company paid health insurance premiums on behalf of one of its directors, John Barry, III, in the amount of approximately $10,000.  No other compensation in any form was paid to the Company’s directors during the years ended December 31, 2009.

We anticipate that our Board of Directors, acting through our Compensation Committee, will adopt a standard compensation program for non-employee directors.

BONDS.COM GROUP, INC.
2009 DIRECTOR COMPENSATION TABLE(1)

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
(a)	(b)	(c)	(h)
Edwin L. Knetzger, III(2)	-	$69,597	$69,597
Michael Sanderson	-	-	-
John Barry, III	$10,000	-	$10,000
John J. Barry, IV	-	-	-
David S. Bensol(2)	$75,000	$101,818	$176,818
Jeffrey M. Chertoff(3)	-	-	-
George P. Jameson(3)	-	-	-

(1)
The “2009 Director Compensation Table” does not include a column for “Stock Awards,” “Non-Qualified Deferred Compensation” and “All Other Compensation” since there was no compensation covered by such item awarded to, earned by, or paid to any of the directors in 2009.

(2)
Mr. Knetzger was granted 500,000 options in September 2009, all of which vested immediately upon grant.  In connection with Mr. Bensol’s option grant of 500,000 in July 2009, 50% or 250,000 shares vested on grant and 13,889 shares vest every month thereafter.   The amounts set forth in the “Option Awards” column represent the aggregate grant date fair value of awards made during each of the fiscal years ended December 31, 2009 in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification.  Assumptions used in the calculation of these amounts are included in Note 18 (Share-Based Compensation) to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2009.

(3)	Messrs. Chertoff and Jameson were not directors during 2009 and Mr. Sanderson did not become a director until December 31, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the 2009 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  A written charter approved by the Board of Directors governs the Audit Committee.

The Audit Committee reviewed with the Company’s management and the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.  In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management and has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Each of the Audit Committee members has represented that they do not have a relationship with the Company that might interfere with exercise of his independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the 2009 Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE:
Date: April 30, 2010	George Jameson (Chairman)
David Bensol

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2010, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (3)
Directors and Executive Officers:
John J. Barry, IV (4)	65,409,230	58.59%
John Barry, III (5)	57,133,618	55.40%
David S. Bensol (6)	402,779	0.52%
Edwin L. Knetzger, III (7)	83,667,502	76.64%
Michael Sanderson	--	--
Jeffrey M. Chertoff	--	--
George P. Jameson	--	--
Christopher Loughlin (8)	1,640,625	2.10%
Joseph Nikolson (9)	1,170,313	1.51%

Five Percent Beneficial Owners:
Fund Holdings LLC (10)	77,633,618	75.27%
Laidlaw Venture Partners III, LLC (11)	16,002,000	18.34%
Burton W. Wiand (12)	9,676,336	12.14%

All directors and executive officers as a group.	95,381,219	83.05%

(1)	Unless otherwise noted, the address of each person is c/o: Bonds.com Group, Inc., 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432.

(2)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(3)
Based upon 76,593,154 shares of common stock issued and outstanding.  In calculating the percentage of shares beneficially owned by each person in the table above, any security which such person has the right to acquire within 60 days is also deemed outstanding solely for calculating such person’s percentage beneficially owned.

(4)
Includes (a) 10,000,000 shares of common stock held by Otis Angel LLC, in which Mr. Barry is the sole managing member and has a 39.75% pecuniary interest, and 10,500,000 shares of common stock held indirectly through two wholly-owned limited liability companies and a revocable trust in which Mr. Barry is the sole trustee and income beneficiary, (b) 8,250,000 shares that Mr. Barry has the right to acquire within 60 days upon the exercise of employee stock options, (c) 36,409,230 shares beneficially owned by Fund Holdings LLC, in which Mr. Barry may  be deemed to have beneficial ownership pursuant to the Voting Agreement, of which 26,568,000 represents purchase rights issued to Fund Holdings LLC for shares of common stock.   Mr. Barry disclaims beneficial ownership of the shares of common stock owned by Otis Angel LLC except to the extent of his pecuniary interest therein.  Mr. Barry disclaims beneficial ownership of the shares beneficially owned by Fund Holdings LLC and this Proxy Statement shall not be construed as an admission that Mr. Barry is the beneficial owner of any such shares.

(5)
Includes (a) 15,724,388 shares of common stock held jointly by Mr. Barry with his spouse, Holly A.W. Barry, as tenants by the entirety, and (b) 5,000,000 shares owned by Duncan Family, LLC, of which Mr. and  Mrs. Barry are each 50% owners of the managing membership interest, and of which 20% of the non-managing membership interest is held by Shannon Duncan Family Trust, of which Mr. Barry’s daughter, Shannon Duncan, is the sole trustee and primary beneficiary and (c) 36,409,230 shares beneficially owned by Fund Holdings LLC, in which Mr. Barry may  be deemed to have beneficial ownership pursuant to the Voting Agreement, of which 26,568,000 represents purchase rights issued to Fund Holdings LLC for shares of common stock.  Mr. Barry disclaims beneficial ownership of the shares beneficially owned by Fund Holdings LLC and this Proxy Statement shall not be construed as an admission that Mr. Barry is the beneficial owner of any such shares.  Mr. Barry disclaims beneficial ownership of the rest of the foregoing shares except to the extent of his pecuniary interest therein.

(6)	Comprised of shares Mr. Bensol has the right to acquire within 60 days upon exercise of a stock option.

(7)
Comprised of (a) 9,841,230 shares of common stock owned by Fund Holdings LLC, of which Mr. Knetzger is the manager, (b) 26,568,000 shares of common stock that Fund Holdings LLC has the right to acquire within 60 days upon the exercise of outstanding stock purchase rights, (c) 5,533,884 shares of common stock that Mr. Knetzger has the right to acquire within 60 days upon the exercise of outstanding purchase rights, (d) 500,000 shares of common stock that Mr. Knetzger has the right to acquire within 60 days upon the exercise of outstanding stock options, (e) 20,500,000 shares beneficially owned by John J Barry IV, in which Fund Holdings LLC and Mr. Knetzger, as its manager, may be deemed to have beneficial ownership pursuant to the Voting Agreement and (f) 20,724,388 shares beneficially owned by John J. Barry III, in which Fund Holdings LLC and Mr. Knetzger, as its manager, may be deemed to have beneficial ownership pursuant to the Voting Agreement.  Mr. Knetzger disclaims beneficial ownership of the shares beneficially owned by either of John J. Barry IV and John J. Barry III and this Proxy Statement shall not be construed as an admission that Mr. Knetzger is the beneficial owner of any such shares.  Mr. Knetzger holds a 16.3% interest in Fund Holdings LLC.  Accordingly, Mr. Knetzger disclaims beneficial ownership of the shares described in clauses (a) and (b), except to the extent of his pecuniary interest in 16.3% of such shares and purchase rights.  The address for each of Fund Holdings LLC and Mr. Knetzger is c/o DivcoWest, 575 Market Street, 35th Floor, San Francisco, California 94105.

(8)	Comprised of shares Mr. Loughlin has the right to acquire within 60 days upon exercise of a stock option.

(9)	Comprised of shares Mr. Nikolson has the right to acquire within 60 days upon exercise of a stock option.

(10)
Comprised of (a) 9,841,230 shares of common stock owned by Fund Holdings LLC, (b) 26,568,000 shares of common stock that Fund Holdings LLC has the right to acquire within 60 days upon the exercise of outstanding stock purchase rights, (c) 20,500,000 shares beneficially owned by John J Barry IV, in which Fund Holdings LLC may be deemed to have beneficial ownership pursuant to the Voting Agreement and (e) 20,724,388 shares beneficially owned by John J. Barry III, in which Fund Holdings LLC may be deemed to have beneficial ownership pursuant to the Voting Agreement.  Fund Holdings LLC disclaims beneficial ownership of the shares beneficially owned by either of John J. Barry IV and John J. Barry III and this Proxy Statement shall not be construed as an admission that Fund Holdings LLC is the beneficial owner of any such shares. The address for each of Fund Holdings LLC and Mr. Knetzger is c/o DivcoWest, 575 Market Street, 35th Floor, San Francisco, California 94105.

(11)
Comprised of (a) 5,334,000 shares of common stock owned by Laidlaw Venture Partners III, LLC, and (b) 10,668,000 shares of common stock that Laidlaw Venture Partners III, LLC has the right to acquire within 60 days upon the exercise of outstanding stock purchase rights.   The address for Laidlaw Venture Partners III, LLC is 90 Park Avenue, 31st Floor, New York, New York 10016.

(12)
On January 21, 2009, the United States District Court in the Middle District of Florida, Tampa Division (the “District Court”), in the action Securities Exchange Commission v. Arthur Nadel, et al. (Case No: 8:09-cv-87-T-26TBM) appointed Mr. Wiand as Receiver of Valhalla Investment Partners and certain other entities.  On August 5, 2009, pursuant to an order entered by the District Court, Mr. Wiand acquired beneficial ownership of all of the securities of the Company formerly held by The Christopher D. Moody Revocable Trust.  Includes (a) 1,591,395 shares of common stock originally issued to Valhalla Investment Partners (“Valhalla”), (b) warrants and convertible notes originally issued to Valhalla and exercisable and convertible within 60 days for an aggregate of 679,336, (c) 3,116,171 shares of common formerly owned by The Christopher D. Moody Revocable Trust, and (d) warrants and convertible notes formerly owned by The Christopher D. Moody Revocable Trust and exercisable and convertible within 60 days for an aggregate of 4,289,434 shares of common stock.  Mr. Wiand’s address is c/o Wiand Guerra Kind, 3000 Bayport Drive, Suite 600, Tampa, FL 33607.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Promissory Note Issued to John Barry, III

On January 29, 2008, John Barry, III, a director of the Company, loaned the Company $250,000, which is evidenced by a promissory note.  On March 26, 2009, the Company and Mr. Barry amended this promissory note with John Barry III to extend the maturity date to April 15, 2010 and to increase the interest rate from 10% per annum to 15% per annum, effective as of December 31, 2008.  On January 11, 2010, the Company and Mr. Barry executed a Waiver and Forbearance Agreement pursuant to which, among other things, Mr. Barry agreed that the Company is not required to repay this loan until it has at least twelve months cash reserve for working capital and applicable regulatory capital requirements, as determined in good faith by the Company’s Board of Directors, except for up to $60,000 of accrued interest.

Letter Agreement with John J. Barry, IV

The Company and John J. Barry, IV are parties to a Letter Agreement dated February 26, 2010 (as referenced above under “DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY – Voting Agreements” and “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL”).  The Letter Agreement sets forth certain binding and nonbinding provisions regarding Mr. Barry’s transition from Chief Executive Officer and President to Vice-Chairman and Chief Strategic Officer and his subsequent resignation from those positions.

Pursuant to the Letter Agreement, the Company granted Mr. Barry an option to purchase 6,000,000 shares of the Company’s common stock at an exercise price of $0.375 per share and agreed that the 1,750,000 unvested options then held by him would become immediately vested and exercisable.  Additionally, in the event that Mr. Barry and the Company did not negotiate and execute a new employment agreement within a period of sixty days, Mr. Barry was deemed to have resigned as Vice Chairman and Chief Strategic Officer and become entitled to certain payments.

Additionally, pursuant to the Letter Agreement, Mr. Barry’s prior Employment Agreement dated July 7, 2009 was terminated, and he provided the Company with a waiver and release from any and all claims he may have under the old employment agreement or in connection with his prior employment or termination.

The sixty day period contemplated by the Letter Agreement ended on April 27, 2010 without the Company and Mr. Barry executing a new employment agreement.  Accordingly, as of April 27, 2010, Mr. Barry has resigned as our Vice Chairman and Chief Strategic Officer.  Pursuant to the previously disclosed Letter Agreement, Mr. Barry is now entitled to: (a) a payment of $300,000, $150,000 of which was previously paid, $75,000 is required to be paid on July 15, 2010, and $75,000 is required to be paid on December 1, 2010; and (b) additional payments equal to $900,000, which shall be paid to him over three years in equal monthly installments of $25,000 per month.  The Letter Agreement also contains a waiver by Mr. Barry in favor of the Company and an agreement by Mr. Barry not to compete with the Company, solicit any of the Company’s customers, employees or business partners or disparage the Company or its officers, directors, employees or shareholders for a period of six months from the date of his resignation.

The Letter Agreement, including provisions with respect to the voting of our Common Stock and the composition of our Board, is described in more detail above under “DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY – Voting Agreements” and “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Agreement with Radnor Research and Trading

We are parties to a Restated Revenue Sharing Agreement with Radnor Research and Trading Company, LLC (“Radnor”). Pursuant to this agreement, we are obligated to pay Radnor an amount equal to 14% of all revenues generated from referrals made by Radnor.  In the event George O’Krepkie, our Head of Credit Sales, ceases to be an employee of the Company, such revenue share percentage shall be increased to 35% minus the compensation paid to his replacement (but in no event less than 14%).  This agreement has an initial term of three years, which term is automatically renewed for successive one year terms unless ninety days notice of termination is provided by either party before the termination date. Either party may also terminate the agreement for a material breach by the other party. In the event of a termination of this agreement other than for material breach, the Company is required to continue paying the revenue sharing amounts to Radnor for a period of eighteen months. The Company’s strategic relationship with UBS Securities LLC is considered a Radnor referral. This means that we would be subject to this revenue share with respect to all revenue generated pursuant to such strategic relationship. If such strategic relationship is successful, we would be required to share a significant portion of our revenue with Radnor. Radnor has entered into an agreement with Edwin L. Knetzger, III, who is co-chairman of the Company's Board of Directors, pursuant to which Radnor will pay Mr. Knetzger a percentage of the proceeds received by Radnor from the Company under the Revenue Sharing Agreement. One of the principals of Radnor, Victor Angermueller, is Mr. Knetzger’s brother-in-law. Additionally, we have an employment agreement with Mr. O’Krepkie pursuant to which we are required to pay him, among other things, 21% of all revenues generated from Radnor referrals.

Additionally, Radnor has performed investment banking and broker-dealer services for the Company in connection with financing transactions.  For those services, Radnor has been paid an aggregate of $512,500 since January 1, 2009.

Agreements Entered into in Connection with Recent Financing Transactions

Unit Purchase Agreement with Fund Holdings LLC

On August 28, 2009, the Company entered into a Unit Purchase Agreement (the “Fund Holdings Purchase Agreement”) with Fund Holdings LLC (“Fund Holdings”), of which Edwin L. Knetzger, III is the manager and a 16.3% beneficial owner.  Pursuant to the Fund Holdings Purchase Agreement, Fund Holdings was anticipated to purchase up to $5,000,000 of units (the “Fund Holdings Units”) in a series of three closings, with each Fund Holdings Unit priced at $1,000 and consisting of 2,667 shares of our common stock and rights (the “Fund Holdings Purchase Rights”) to purchase an additional 9,597 shares of our common stock.  Additionally, the Fund Holdings Purchase Agreement provided for the issuance to Fund Holdings of additional purchase rights referred to in the Fund Holdings Purchase Agreement as “Special Purchase Rights” (the “Fund Holdings Special Purchase Rights”) and “Additional Purchase Rights” (the “Fund Holdings Additional Purchase Rights”).

The third closing anticipated by the Fund Holdings Purchase Agreement occurred on December 31, 2009.  Pursuant to that closing and the prior closings pursuant to the Fund Holdings Purchase Agreement, Fund Holdings purchased a total of 3,690 Fund Holdings Units, consisting of an aggregate of 9,841,230 shares of our common stock and Fund Holdings Purchase Rights to purchase an aggregate of 35,412,930 shares of our common stock, for a total purchase price of $3,690,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the Fund Holdings Purchase Agreement).

Additionally, on December 23, 2009, the Company and Fund Holdings entered into an amendment letter (the “Amendment Letter”) to the Fund Holdings Purchase Agreement.  Pursuant to the Amendment Letter, among other things, the Company agreed that Fund Holdings could arrange and coordinate direct investments by other investors for some or all of Fund Holdings’ then $3,000,000 remaining commitment plus up to an additional $2,000,000 of units on substantially the same terms as the investments.

Unit Purchase Agreement with Laidlaw Venture Partners III, LLC

As contemplated by the Amendment Letter to the Fund Holdings Purchase Agreement, on December 31, 2009, the Company entered into a Unit Purchase Agreement (the “LVPIII Purchase Agreement”) with Laidlaw Venture Partners III, LLC (“Laidlaw Venture Partners III”).  Pursuant to the LVPIII Purchase Agreement, Laidlaw Venture Partners III was entitled to purchase up to $2,000,000 of units of the Company, with each unit having a purchase price of $1,000 and consisting of 2,667 shares of the Company’s common stock and rights to purchase 7,200 additional shares the Company’s common stock (the “Laidlaw Purchase Rights”).

Pursuant to the LVPIII Purchase Agreement, on December 31, 2009, the Company and Laidlaw Venture Partners III consummated the first closing under the LVPIII Purchase Agreement.  At that closing, Laidlaw Venture Partners invested an aggregate of $1,310,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the LVPIII Purchase Agreement) for the purchase of 1,310 units consisting of an aggregate of 3,493,770 shares of common stock and 9,432,000 Laidlaw Purchase Rights.

Additionally, on January 13, 2010, the Company and Laidlaw Venture Partners III consummated an additional closing under the LVPIII Purchase Agreement pursuant to which Laidlaw Venture Partners

III invested an additional $690,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the LVPIII Purchase Agreement) for the purchase of 690 additional units consisting of an aggregate of 1,840,230 additional shares of common stock and 4,968,000 additional Laidlaw Purchase Rights.

Pursuant to arrangements among Laidlaw Venture Partners III, its affiliate Laidlaw & Company (UK) Ltd. and Fund Holdings (and as partially contemplated by the Amendment Letter), in connection with the Laidlaw Venture Partners III investments, (a) Fund Holdings purchased from the Company an additional 4,794,000 Fund Holdings Purchase Rights that would otherwise have been acquired by Laidlaw Venture Partners III, 1,200,000 of which Fund Holdings assigned to Laidlaw & Company (UK) Ltd., and (b) Laidlaw Venture Partners III assigned 3,732,000 of the Laidlaw Purchase Rights to Laidlaw & Company (UK) Ltd.

Unit Purchase Agreement with UBS Americas Inc.

Also as contemplated by the Amendment Letter, on January 11, 2010, the Company entered into a Unit Purchase Agreement (the “UBS Purchase Agreement”) with UBS Americas Inc. (“UBS”).  Pursuant to the UBS Purchase Agreement, the Company issued and sold to UBS 1,760 units, with each unit consisting of 26.67 shares of Series A Preferred and a right (the “Preferred Stock Purchase Rights”) to purchase 72 shares of Series A Preferred (collectively, the “UBS Units”).  UBS paid $1,000 per UBS Unit for an aggregate purchase price of $1,760,000 (before deduction of fees and expenses payable or reimbursable by the Company pursuant to the LVPIII Purchase Agreement).  The 1,760 Units purchased by UBS constitute an aggregate of 46,939.2 shares of Series A Preferred and Preferred Stock Purchase Rights to purchase an aggregate of 126,720 additional shares of Series A Preferred.

As part of the financing transaction with UBS and pursuant to the Amendment Letter, Fund Holdings purchased from the Company rights to purchase 2,397 shares of our common stock for each UBS Unit purchased by UBS, for an aggregate of rights to 3,162,720 shares of our common stock.  The terms of such purchase rights are the same as the Fund Holdings Purchase Rights issued to Fund Holdings pursuant to the Fund Holdings Purchase Agreement.  Additionally, in connection with the consummation of the transactions contemplated by the UBS Purchase Agreement, the Company, UBS and Fund Holdings entered into a letter agreement pursuant to which Fund Holdings relinquished purchase rights with respect to an additional 1,056,000 shares of our common stock and requested that the Company instead issue UBS additional Preferred Stock Purchase Rights with respect to 10,560 shares of Series A Preferred.  Pursuant to such side letter, the Company agreed to issue (and issued) such additional Preferred Stock Purchase Rights to UBS.

Assignments by Fund Holdings.

In connection with the financing transactions described above, Fund Holdings assigned a portion of the Fund Holdings Purchase Rights it acquired, along with all of the Fund Holdings Additional Purchase Rights and Fund Holdings Special Purchase Rights, to certain related parties, including Edwin L. Knetzger, III.  The rights assigned by Fund Holdings to Mr. Knetzger are comprised of 5,200,550 Fund Holdings Purchase Rights, 333,334 Fund Holdings Special Purchase Rights and 8,964,526 Fund Holdings Additional Purchase Rights.

UBS Stockholders Agreement.

As a requirement of UBS’ investment under the UBS Purchase Agreement, the Majority Stockholders, Fund Holdings, UBS, Laidlaw Venture Partners III and Laidlaw & Company (UK) Ltd.,

have entered into a Stockholders Agreement, dated January 11, 2010 (the “Stockholders Agreement”), pursuant to which, among other things:

●
In the event that Fund Holdings or the Majority Stockholders seek to sell their shares of common stock, UBS shall have the right to sell a pro rata portion of its shares along with such stockholders.  Alternatively, the Company, at its option, may redeem the applicable shares of Series A Preferred from UBS and the stockholder would be permitted to sell his, her or its shares free of such obligation.  The foregoing obligations do not apply to transfers to certain permitted transferees, bona fide pledges and pledges outstanding as of the date of the Stockholders’ Agreement.  Such obligations also do not apply to sales by (a) Fund Holdings of up to 17.5% of the securities held by Fund Holdings as of the date of the Stockholders’ Agreement in any consecutive twelve month period and 35% in the aggregate of the securities held by Fund Holdings as of the date of the Stockholders’ Agreement, (b) Majority Stockholders that are affiliates of John J. Barry IV of up to 25% in the aggregate of the securities held by such stockholders as of the date of the Stockholders’ Agreement in any consecutive twelve month period and 45% each in the aggregate of the securities held by such stockholders as of the date of the Stockholders’ Agreement, and (c) Majority Stockholders that are affiliates of John Barry III of up to 25% in the aggregate of the securities held by such stockholders as of the date of the Stockholders’ Agreement in any consecutive twelve month period and 45% each in the aggregate of the securities held by such stockholders as of the date of the Stockholders’ Agreement.

●
The Company and each stockholder party to the Stockholders’ Agreement (other than UBS) are prohibited from selling their securities to any bank, bank holding company, broker or dealer prior January 11, 2011, unless agreed in writing by UBS.  Such restriction shall not apply to (a) market-based sales so long as the selling stockholder is reasonably unaware that it is selling to a bank, bank holding company, broker or dealer, (b) the sale by the Company of up to an additional 690 units pursuant to the LVPIII Purchase Agreement (subject to certain conditions), (c) a change of control transaction in which the holders of the Company’s common stock receive cash consideration of at least $4.00 per share and holders of Series A Preferred receive cash consideration for all of their shares of Series A Preferred equal to no less than the greater of $400.00 per share or 100 times the consideration per share received by holders of common stock, (d) the issuance by the Company of shares of common stock upon the exercise of purchase rights which were acquired by Laidlaw Venture Partners III or Laidlaw & Company (UK) Ltd. pursuant to the transactions described in the LVPIII Purchase Agreement, and (e) the distribution of securities owned by Laidlaw Venture Partners III or Laidlaw & Company (UK) Ltd. to its members.

●
The Company and each stockholder party to the Stockholders’ Agreement (other than UBS) is prohibited from appointing or voting in favor of, as applicable, any nominee to the Company’s board of directors that is affiliated with another bank, bank holding company, broker or dealer unless UBS agrees in writing, except that the foregoing restriction shall not apply to Edwin L. Knetzger III or Michael Sanderson.

●
If, after the date of the Stockholders’ Agreement, any stockholder of the Company acquires additional shares of common stock or Series A Preferred such that such stockholder owns 20% or more of any class of the outstanding voting capital stock of the Company, the Company is required to use its reasonable best efforts to have such stockholder become a party to the Stockholders’ Agreement.  Additionally, the Company is prohibited from issuing any shares of its common stock or Series A Preferred such that the recipient thereof would own 20% or more of any class of the outstanding voting capital stock of the Company unless such stockholder becomes a party to the Stockholders’ Agreement.

Related Party Transactions Policies and Procedures.

On April 8, 2010, our Board adopted written related party transaction policies and procedures (the “Policy”).  For purposes of the Policy, “related party transactions” include transactions that involve more than $5,000 in any calendar year in which the Company is a participant and any related party has a direct or indirect interest, and “related party” includes our officers, directors or 5 percent shareholders and their immediate family members.

Except as described below, our Audit Committee (excluding any interested director) (the “Committee”) will review the material facts of all related party transactions. The Committee will either approve or disapprove of the entry into the related party transaction after taking into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If advance Committee approval of a related party transaction is not feasible, the Committee will consider, and if it deems appropriate, ratifying the transaction at the Committee’s next regularly scheduled meeting.  The Audit Committee has delegated authority to its Chair to approve related party transactions in which the amount involved is expected to be less than $25,000.

The following related party transactions are deemed to be pre-approved or ratified by the Committee (subject to the specific requirements and limitations set forth in the Policy):

(a) certain employment arrangements with our executive officers;
(b) certain compensation arrangements with our directors;
(c) transactions pursuant to which all of our shareholders receive proportional benefits;
(d) transactions involving competitive bids;
(e) regulated transactions; and
(f) banking transactions.

COMPANY’S RELATIONSHIP WITH INDEPENDENT AUDITORS

Our Board of Directors appointed the firm of Daszkal Bolton LLP to audit the financial statements of the Company through December 31, 2009.  A representative of Daszkal Bolton LLP is not expected to be present at the Annual Meeting and available to respond to appropriate questions.

Set forth below are the fees and expenses for Daszkal Bolton LLP for each of the last two years for the following services provided to us:

	2009	2008

Annual Audit Fees	$73,233	$144,022

Audit-Related Fees	$54,619	$62,131

Tax Fees	$7,640	$6,500

Other Fees	$—	—

Total Fees	$135,492	$212,653

Our audit committee approves each non-audit engagement or service with or by our independent auditor. Prior to approving any such non-audit engagement or service, it is the audit committee’s practice to first receive information regarding the engagement or service that (a) is detailed as to the specific engagement or service, and (b) enables the audit committee to make a well-reasoned assessment of the impact of the engagement or service on the auditor's independence.

OTHER MATTERS

We know of no matters to be brought before the Annual Meeting other than as set forth herein. However, if any such other matters are properly presented to the stockholders for action at the Annual Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

STOCKHOLDER PROPOSALS TO BE INCLUDED
IN THE 2009 PROXY STATEMENT

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any holder of at least $2,000 in market value of common stock of the Company who has held such securities for at least one year, who will hold such securities as of the date of the 2011 Annual Meeting of Stockholders and who desires to have a proposal presented in the Company’s proxy material for use in connection with the 2011 Annual Meeting of Stockholders must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the shares of common stock were acquired, documentary support for a claim of beneficial ownership (other than for shares held of record) and a statement of willingness to hold such common stock through the date of the 2011 Annual Meeting of Stockholders) in writing as set forth below.  Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received by the Company’s Secretary at 1515 S. Federal Highway, Suite 212, Boca Raton, Florida 33432 on or before December 15, 2010 to be included in the Company’s proxy statement and form of proxy for that meeting.  In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, the Secretary of the Company must receive such proposals at the above address not later than March 1, 2011.

BY ORDER OF THE BOARD OF DIRECTORS,

Michael Sanderson
Co-Chairman of the Board and
Chief Executive Officer

April 30, 2010

Appendix A

BONDS.COM GROUP, INC.

Audit Committee Charter
(Adopted on April 8, 2010)

Purpose

The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board”) with the oversight of:

•	the integrity of Bonds.com Group, Inc.’s and its consolidated subsidiaries’ (the “Company”) financial statements and internal controls;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “independent accountant”);
•	the performance of the Company’s accounting and financial reporting processes;
•	the preparation of any reports required of the Committee by the rules of the Securities and Exchange Commission (the “SEC”), including a report in the Company’s annual proxy statement; and
•	the evaluation of the Company’s policies and processes with respect to risk and risk assessment.

Membership

The Committee shall consist of such number of directors as the Board shall determine from time to time.  The Board shall determine the qualifications of the members of the Committee.  Until the Company is listed on a national securities exchange, at least one member of the Committee shall, in the judgment of the Board, be an independent director under the independence requirements under applicable law and under the listing requirements of either the New York Stock Exchange (the “NYSE”) or The NASDAQ Stock Market (the “NASDAQ”) and/or such other requirements established by the Board from time to time.  At such time as there are a sufficient number of independent and otherwise qualified directors on the Board, the Committee shall be comprised entirely of independent directors.  From and after the Company’s listing on a national securities exchange, the Committee shall consist of at least three members, all of whom shall be independent under the listing standards of such exchange.  Each member shall in the judgment of the Board have the ability to read and understand the Company’s fundamental financial statements.  To the extent a director other than the Company’s Chief Financial Officer satisfies the applicable requirements, then at least one member of the Committee shall in the judgment of the Board be an audit committee financial expert in accordance with the rules and regulations of the SEC and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board have accounting or related financial management expertise in accordance the listing standards of the NYSE or NASDAQ (as applicable) or, if the Company is not listed on the NYSE or NASDAQ, under the listing requirements of either the NYSE or NASDAQ and/or such other requirements established by the Board from time to time.  Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Responsibilities

1.	Select and retain (subject to ratification by the Company’s stockholders), evaluate and terminate when appropriate, the independent accountant, set the independent accountant’s compensation,

oversee the work of the independent accountant and pre-approve all audit services to be provided by the independent accountant.

2.
Pre-approve all permitted audit and non-audit services to be performed by the independent accountant and establish policies and procedures for the engagement of the independent accountant to provide permitted audit and non-audit services.

3.
At least annually, receive and review: (a) a report by the independent accountant describing the independent accountant’s internal quality control procedures and any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues; and (b) other required reports from the independent accountant.

4.
At least annually: (a) consider the independence of the independent accountant, including whether the provision by the independent accountant of permitted non-audit services is compatible with independence; and (b) obtain and review a report from the independent accountant describing all relationships between the firm or its affiliates and the Company or individuals in a financial reporting oversight role at the Company, that may reasonably be thought to bear on the firm’s independence, and discuss with the firm the potential effects of any disclosed relationships on the independence.

5.
Review with the independent accountant outside the presence of management: (a) the scope and results of each audit; (b) any problems or difficulties that the independent accountant encountered in the course of the audit work, and management’s response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.
Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s internal audit department, procedures for implementing accepted recommendations made by the independent accountant, and any significant matters contained in reports from the internal audit department.

7.
Review with the independent accountant and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent accountant or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.
Review with management and the independent accountant the annual and quarterly financial statements of the Company, including: (a) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the SEC; (b) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; (c) disclosures relating to internal controls over financial reporting; (d) the items required by applicable generally accepted auditing standards relating to the conduct of the audit of annual financial statements or review of interim financial statements; (e) the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the

Company’s Form 10-K or 10-Q filed with the SEC; and (f) any other matters required to be reviewed under applicable legal, regulatory or listing requirements.

9.	Recommend to the Board, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.	Resolve any disagreements between management and the independent accountant regarding financial reporting.

11.	Prepare and publish an annual Committee report in the Company’s proxy statement.

12.
Review (prior to their release) earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies (this function may be performed by the chairperson or the full Committee).

13.
Discuss and oversee Company policies and processes with respect to risk assessment and risk management, review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks and assess the steps management has taken to control such risks to the Company.

14.
Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through review of reports from management, legal counsel and third parties as determined by the Committee.

15.
Establish and oversee procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

16.	Establish policies for the hiring of employees and former employees of the independent accountant.

17.	Review and approve all related party transactions of the Company in accordance with the policies of the Company in effect from time to time.

18.
Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee, and receive appropriate funding from the Company, as determined by the Committee, for the payment of compensation to any such advisors.

19.	Conduct an annual performance evaluation of the Committee and annually evaluate the adequacy of this Charter and recommend any changes to the Board.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson.  The Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Committee shall periodically meet separately, in executive session, with management, the internal auditor and chief compliance officer, and the independent accountant. The

      Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion.  The Committee shall have sole authority to approve related fees and retention terms.

Appendix B

BONDS.COM GROUP, INC.

Compensation Committee Charter
(Adopted on April 8, 2010)

Purpose

The purpose of the Compensation Committee (the “Committee”) is to discharge responsibilities of the Board of Directors (the “Board”) relating to compensation of Bonds.com Group, Inc.’s (the “Company”) directors and executive officers, the adoption of policies that govern the Company’s compensation and benefit programs, and to fulfill the responsibilities set forth in this Charter.

Membership

The Committee shall consist of such number of members as the Board shall determined from time to time.  Until the Company is listed on a national securities exchange, each member of the Committee shall, in the judgment of the Board, be independent directors under the listing requirements of either the New York Stock Exchange or The NASDAQ Stock Market or such other requirements established by the Board from time to time for membership on the Committee.  From and after the Company’s listing on a national securities exchange, the Committee shall consist of at least three members, all of whom shall be independent under the listing standards of such exchange.  In addition, a person may serve on the Committee only if the Board determines that he or she (i) is a “Non-employee Director” within the meaning of Rule l6b-3 under the Securities Exchange Act of 1934 and (ii) is an “outside director” for purposes of Section l62(m) of the Internal Revenue Code.  Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Responsibilities

The Committee’s responsibilities include:

•
evaluating matters relating to the compensation and benefits structure of the Company as the Committee deems appropriate, including (i) providing guidance to management on significant issues affecting compensation philosophy or policy, (ii) providing input to management on whether compensation arrangements for Company executives incentivize unnecessary and excessive risk taking, and (iii) reviewing and approving policies regarding Chief Executive Officer (“CEO”) and other executive officer compensation;

•	establishing annual and long-term performance goals and objectives for the CEO and reviewing the goals approved by the CEO for the other executive officers;

•	evaluating the performance of the CEO and overseeing the CEO’s evaluation of the other executive officers in light of the approved performance goals and objectives;

•	setting the compensation of the CEO and other executive officers based upon the evaluation of their performance;

•	approving or recommending employment agreements, offers of employment and other elements of compensation provided to the CEO and other executive officers;

•	approving or recommending severance arrangements for the CEO and other executive officers, including change-in-control and similar provisions;

•	reviewing and approving the form and amount of compensation for the Company’s directors;

•	making recommendations to the Board with respect to new cash-based incentive compensation plans and equity-based compensation plans;

•	overseeing the administration of the Company’s cash-based and equity-based compensation plans;

•	reviewing and certifying awards under corporate performance-based plans;

•	granting options and other equity-based awards under the Company’s formal stock option or equity incentive plans, or otherwise in accordance with applicable regulatory legal and requirements;

•
reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”), if any, to be included in the Company’s annual proxy statement (or Part III of its Annual Report on Form 10-K) and determining whether to recommend to the Board that the CD&A be included in the proxy statement;

•
producing the Committee Report for inclusion in the Company’s proxy statement (or Part III of its Annual Report on Form 10-K) that complies with the rules and regulations of the Securities and Exchange Commission and relevant listing authority;

•	preparing an annual performance evaluation of the Committee and annually evaluating the adequacy of this Charter; and

•	performing such other duties and carrying out such other responsibilities as are consistent with this Charter.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson.  The Committee shall meet as often as it deems necessary to fulfill its responsibilities. The Committee shall meet periodically in executive session without management present.  The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.  To the extent permitted by law, the Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals who are not executive officers.  Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

The Committee may, in its sole discretion, employ a compensation consultant to assist in the execution of the responsibilities in this Charter. The Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Committee also has the authority, as necessary and appropriate, to consult with outside counsel, experts or other outside advisors to assist in its duties to the Company.

Appendix C

BONDS.COM GROUP, INC.

Corporate Governance and Nominating Committee Charter
(Adopted on April 8, 2010)

Purpose

The Corporate Governance and Nominating Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibility to the shareholders, potential shareholders and investment community by:

•	Identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the shareholders;

•	Developing and recommending to the Board a set of corporate governance guidelines applicable to Bonds.com Group, Inc. (the “Company”); and

•	Otherwise taking a leadership role in shaping the corporate governance of the Company.

Membership

The Committee shall consist of such number of members as the Board shall determined from time to time.  Until the Company is listed on a national securities exchange, each member of the Committee shall, in the judgment of the Board, be independent directors under the listing requirements of either the New York Stock Exchange or The NASDAQ Stock Market and/or such other requirements established by the Board from time to time for membership on the Committee.  From and after the Company’s listing on a national securities exchange, the Committee shall consist of at least three members, all of whom shall be independent under the listing standards of such exchange.  Members shall be appointed by the Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Responsibilities

The Committee’s responsibilities include:

•	developing and recommending to the Board the criteria for the selection of new directors to serve on the Board;

•	identifying, considering and recruiting candidates qualified to serve on the Board;

•	evaluating candidates for nomination to the Board, including candidates recommended by shareholders;

•	conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

•	recommending Director nominees for approval by the Board to fill vacancies and to be presented for election by the shareholders;

•
reviewing and making recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;

•	considering questions of independence of Board members;

•	monitoring and recommending the composition, size and functions of the various committees of the Board;

•	making recommendations on the structure of Board meetings;

•	developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and reviewing such guidelines at least annually and recommending changes as necessary;

•	overseeing the evaluation of management;

•
reviewing periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions;

•	overseeing the evaluation of the Board and its committees, which may include developing and recommending an annual self-evaluation process; and

•	preparing an annual performance evaluation of the Committee and annually evaluating the adequacy of this Charter.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson.   The Committee shall meet as often as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.  The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.